                                                                    EXHIBIT 10.6

                             RESTRUCTURING AGREEMENT

         This RESTRUCTURING AGREEMENT (this "Agreement") is entered into and is effective as of the date set forth below by and between INVESTAR S.a. r.l. ("InvestAR"), a Luxembourg private limited liability corporation, INTERLINK ELECTRONICS ("Interlink"), a California corporation, INTERLINK ELECTRONICS EUROPE, S.a. r.l. ("IEE"), a Luxembourg private limited liability corporation, and IEE FINANCE, S.a. r.l. ("IEEF"), a Luxembourg private limited liability corporation.

                                    RECITALS

         WHEREAS, InvestAR and Interlink are parties to a Joint Venture Agreement, dated as of November 7, 1989 (the "Joint Venture Agreement").

         WHEREAS, InvestAR, Interlink, IEE and IEEF are parties, as stated below, to the following agreements relating to the Joint Venture:

         a) Exclusive License and Distributor Agreement between Interlink and IEE, dated as of November 7, 1989 (the "License Agreement").

         b) Manufacturing and Supply Agreement between Interlink and IEE, dated as of November 7, 1989 (the "Supply Agreement").

         c) Letter Agreement among InvestAR, IEE and Interlink, dated as of November 7, 1989 (the "Letter Agreement").

         d) Agreement among InvestAR, IEE and Interlink, dated December 14, 1990 (the "December 14, 1990 Agreement").

         e) Interlink Europe Financing Agreement between InvestAR and Interlink, dated June 25, 1992 (the "June 25, 1992 Agreement").

         f) Ink . Technology Transfer Agreement among InvestAR, IEE and Interlink, dated as of December 11, 1992 (the "Ink Agreement").

         g) Financing Agreement in relation with Ink Technology Transfer Agreement, dated December 11, 1992 (the "Ink Financing Agreement").

         h) Escrow Agreement for Ink Technology among Interlink, InvestAR, IEE and Banque et Caisse d'Epargne de l'Etat, dated as of January, 1992 (the "Ink Escrow Agreement").

         i) Interlink Europe Financing Agreement between Interlink and InvestAR, dated April 7, 1993 (the "April 7, 1993 Agreement").

         j) Technology Purchase Agreement between IEE and Interlink, dated as of December 6, 1993 (the 'Technology Agreement").

         WHEREAS, InvestAR owns 510,775 shares of the Common Stock of Interlink (the "Interlink Shares").

         WHEREAS, Interlink owns 250 shares of the Common Stock of IEE, and 77,250 shares of the Common Stock of IEEF (together the "IEE Shares").

         WHEREAS, Interlink may be reincorporated in Delaware in 1994 and IEE may relocate within the Grand Duchy of Luxembourg.

         WHEREAS, the parties wish to restructure the arrangement between and among them, 1) including exchanging the Interlink Shares and the IEE shares, 2) terminating the Joint Venture Agreement and certain of the other agreements, and
3) amending and restating the License Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

                              TERMS AND CONDITIONS

         1. EXCHANGE OF INTERLINK SHARES AND IEE SHARES. Interlink hereby agrees to transfer its entire right, title and interest in the IEE Shares to InvestAR, and in exchange therefor InvestAR hereby agrees to transfer its entire right, title and interest in the Interlink Shares to Interlink. Upon the signing hereof, Interlink and InvestAR shall execute and deliver all documents and instruments necessary to effect the transfer of the IEE Shares and the Interlink Shares, respectively, and any other ownership documents. Upon receipt by Interlink, the Interlink Shares shall be treated as authorized but unissued shares of Interlink.

         2.       TERMINATION OF CERTAIN AGREEMENTS AND OTHER ACTIONS.

                  2.1 Termination of Certain Agreements. The following agreements are hereby terminated effective as of the date set forth below:

                           (a) Joint Venture Agreement

                           (b) Supply Agreement

                           (c) Letter Agreement

                           (d) December 14, 1990 Agreement

                           (e) June 25, 1992 Agreement

                           (f) Ink Financing Agreement

                           (g) April 7, 1993 Agreement

                           Concurrently with the execution of this Agreement, ARBED S.A. and InvestAR have delivered to Interlink a letter confirming the termination of the undated letter agreement among ARBED, InvestAR and Interlink, to which termination Interlink agrees.

                  2.2 CONTINUATION OF CERTAIN AGREEMENTS. The following agreements shall continue in full force and effect:

                           (a)      Technology Agreement

                           (b)      Ink Agreement

                           (c)      Ink Escrow Agreement

                           In the event of any conflict or inconsistency between this Agreement and such agreements, the terms of this Agreement shall govern.

                  2.3 AMENDMENT AND RESTATEMENT OF THE LICENSE AGREEMENT. The License Agreement shall be amended and restated in the form attached hereto as Exhibit A.

                  2.4 AMENDMENT OF CORPORATE CHARTERS. Interlink hereby agrees to take all action and to prepare and execute any and all documents that InvestAR, in its reasonable discretion, may deem necessary or advisable to permit the amendment of the IEE Charter and the IEEF Charter to reflect the changes in the ownership of those entities resulting from this Agreement and take any other actions as InvestAR may reasonably request.

                  2.5      TRANSFER CERTAIN IEE PATENTS.

                           (a) InvestAR hereby agrees to take all action, including the preparation and execution of all documents, as may be reasonably required to transfer to Interlink legal title in the patents and patent applications described on
                                    Exhibit 2.5 attached hereto (the "IEE
                                    Patents").

                           (b) The IEE Patents and any continuations, continuations-in-part, divisionals, re-examinations and reissues of the IEE Patents shall be included in the term "Core Technology" under the License Agreement, as amended and restated.

                           (c) Interlink shall maintain the IEE Patents in full force and effect and not take any action, or allow any action to occur, which will adversely affect the IEE Patents. If Interlink decides to abandon such patents or wishes not to maintain them, Interlink shall offer to IEE to transfer such patents to IEE at Interlink's expense.

                  2.6 CHANGE OF NAME. IEE will use its best efforts to change its name within the next six months, in consultation with Interlink.

         3. REPRESENTATIONS. The parties each represent to the others as follows:

         3.1 FINANCIAL INFORMATION. The written financial reports (whether or not published) that have been provided by the parties to each other are true, accurate and complete, and contain no material misstatements or omissions of material facts. Since the last written financial reports provided to the other parties, there have been no financial or business developments of a material nature which have not been disclosed to the other parties.

         3.2 AUTHORIZATION. The individuals who have signed this Agreement as representatives of the parties are each authorized by the party he represents to execute this Agreement on its behalf and to legally bind it thereby; and each party on whose behalf this Agreement has been executed has the legal power and authority to enter into and carry out all of the provisions of this Agreement.

         4. EXTERNAL COMMUNICATIONS. Because of Interlink's responsibilities as a publicly traded U.S. corporation, any and all press releases or other public announcements regarding this transaction must be in full compliance with the rules and regulations of the U.S. Securities and Exchange Commission; accordingly, any and all such communications by any of the parties hereto must be reviewed and approved in advance by the other parties before public release, which approval shall not be unreasonably withheld.

         5.       COOPERATION.

                  5.1 MANAGEMENT MEETINGS. Representatives of the management of InvestAR and Interlink will meet at least semi-annually for the purpose of discussing any issues arising under this Agreement and the related agreements and such other matters as they wish to discuss.

                  5.2 TECHNICAL MEETINGS. If technical advice is requested, the party requesting such advice will bear any reasonable travel related expenses.

         6. SALE OF IEE. InvestAR will not sell, assign, pledge, distribute, or otherwise transfer a controlling interested in IEE, or all or substantially all of the assets of IEE, to any entity which is a significant customer or competitor of Interlink in Product lines other than Automotive Safety and Automotive Horn and Horn Door Applications (as such terms are defined in the License Agreement) without the prior written consent of Interlink, which consent shall not be unreasonably withheld.

         7. ENTIRE AGREEMENT. This Agreement (which hereby incorporates the License Agreement, as amended and restated hereby, as an integral part of this Agreement), along with the agreements described in Section 2.2 hereof, constitutes the full and complete agreement and understanding among the parties hereto, and supersedes any and all prior oral or written communications or agreements concerning the subject matter hereof.

         8. AMENDMENT. This Agreement may not be modified or amended, nor may any provision hereof be waived, unless by a dated, written instrument signed by a duly authorized representative of each of the parties hereto.

         9. WAIVER. No failure or delay by any party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder, or consequent upon a breach hereto shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy, or of any such breach, or preclude such party from exercising any such right, power or remedy at any later time or times.

         10. GOVERNING LAW AND LANGUAGE. The English language version of this Agreement shall control. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal law of the State of Delaware, applied without reference to the conflicts of laws rules thereof.

         11.      DISPUTE RESOLUTION.

                  11.1 PROCESS. In the event any dispute arises hereunder, the parties shall, to the extent commercially practicable, meet to discuss and attempt to resolve the matter among themselves. If such a meeting is neither practicable nor successful, then the dispute shall be settled by binding arbitration, to be conducted in New York, New York before a panel of three arbitrators (one each to be selected by a party, the third to be selected by the first two or, if they fail to agree within 30 days, by the President of the Court of Arbitration of the International Chamber of Commerce in Paris), under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. At _least two of the arbitrators shall be familiar with the commercial and manufacturing practices of the sensor industry.

                  11.2 ARBITRATION AWARD. The arbitration award shall be final, binding upon the parties, not subject to any appeal, and may, in the arbitrators' discretion, include the award of the costs of the arbitration (including reasonable attorneys fees) to the prevailing party. No award shall be made for any punitive or special damages. The award shall be written in English. The parties hereto hereby agree that judgment upon the award rendered may be entered in any court having jurisdiction, and that an application may be made to such court for judicial recognition of the award, or for an order of enforcement thereof, as the case may be. The parties agree that any arbitration award rendered pursuant to this Section with respect to any dispute arising out of or relating to this Agreement will be enforceable under the laws of both the Grand Duchy of Luxembourg, and the States of California and Delaware without prejudice to its enforcement in other states.

                  11.3 Equitable Relief Nothing contained in this Section shall be construed as prohibiting any party hereto from seeking equitable relief in any court for any violation of this Agreement, when, in that party's reasonable judgment, legal or arbitral relief would be inadequate to protect that party's interests, and, in the absence of equitable relief, said party would suffer irreparable harm.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns.

         13. AGREEMENT TO PERFORM NECESSARY ACTS. Each party agrees to perform such further acts, and to prepare, execute, and deliver such further documents and instruments as may be reasonably necessary to carry out the intent of the provisions of this Agreement.

         14. VALIDITY . If for any reason any portion of this Agreement, or the application of such provision in a particular context or situation should be held unenforceable, invalid, or in violation of the law by any court or tribunal, then the application of such provision in contexts or to situations, circumstances, or persons other than that in or to which it is held unenforceable, invalid, or in violation of law shall not be affected thereby, and the remaining provisions of this Agreement shall nevertheless remain in full force and effect; provided, however, that should the nonenforceability of any provision hereof act to materially reduce the overall benefit of this Agreement to any party hereto, then the parties shall promptly confer in good faith to discuss the possible modification of the remaining terms of this Agreement to best accomplish the intent of the original Agreement.

         15. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be given or made by personal delivery, by telecopy (with follow-up copy sent via first class mail, postage prepaid), or by a nationally recognized courier service for overnight delivery, addressed:

                  if to Interlink, at:

                           Interlink Electronics
                           546 Flynn Road Camarillo,
                           California 93012
                           Attention: President

                           Telecopy No: (805)484-8989

                  if to InvestAR, at:

                           InvestAR S.a. r.l.
                           19, avenue de la Liberte
                           L - 2930 Luxembourg
                           Attention: Managing Director

                           Telecopy No: 011-352-4792-2023

                  if to IEE, at:

                           Interlink Electronics Europe S.a. r.l.
                           B.P.8 Zone Industrielle
                           L - 6401 Echternach Luxembourg
                           Attention: Managing Director

                           Telecopy No: 011-352-728262

                  or at such other place as the party to whom such notice or communication is to be addressed may have designated to the other parties by notice conforming to this Section 16. Notices shall be deemed effective and received (i) on the actual receipt in the case of hand delivery, (ii) upon receipt of written confirmation in the case of telecopy, or (iii) on the third business day after deposit in the case of notices by nationally recognized overnight courier services.

         WHEREFORE, this Agreement is entered into as of the _________day of September, 1994.

                                      InvestAR, S.a. r.l.

                                      By ______________________________________
                                              Pierre THEIN      Georges BOLLIG

                                              Director                Director

                                      Interlink Electronics

                                      By  ______________________________________
                                              CEO/Chairman

                                      Interlink Electronics Europe, S.a. r.l.

                                      By _______________________________________
                                              Pierre THEIN      Georges BOLLIG
                                              Director                Director

                                      IEE Finance, S.a. r.l.

                                      By _______________________________________
                                              Pierre THEIN      Georges BOLLIG
                                              Director                Director